UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 3, 2006

Date of report (Date of earliest event reported)

VCG HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-50291	84-1157022
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

390 UNION BLVD, SUITE 540, LAKEWOOD, CO 80228

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On August 4, 2006, VCG Holding Corp., a Colorado corporation (the “Company”), entered into an Agreement for Purchase and Sale of Business and Assets (the “Agreement”) with Consolidated Restaurants Limited, LLC, a Colorado limited liability company (the “Seller”). Under the terms and provisions of the Agreement, the Seller, in consideration for a total payment by the Company of $1,400,000 ($1,000,000 payable in cash and a $400,000 promissory note to be issued at closing), agreed to transfer and sell to the Company business assets, property, fixtures and equipment of as well as liquor and other business licenses required for the ownership and operation of a certain nightclub/tavern. The Agreement contemplates several conditions to closing, which include (but are not limited to) receipt by the Company of regulatory approvals of business license transfers and completion of the due diligence investigation by the Company on or before August 15, 2006. The Agreement contains certain other provisions which are customary for agreements of this nature.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

N/a.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VCG HOLDING CORP.

Date: August 8, 2006	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Chief Financial and Accounting Officer

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